UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant     ☒

Filed by a Party other than the Registrant     ☐

Check the appropriate box:
☐           Preliminary Proxy Statement
☐           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐           Definitive Proxy Statement
☒           Definitive Additional Materials
☐           Soliciting Material Pursuant to §240.14a-12

Vanguard Natural Resources, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒           No fee required.
☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐           Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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VANGUARD NATURAL RESOURCES, LLC
ADJOURNED ANNUAL MEETING
ANSWERING MACHINE MESSAGE
(EFFECTIVE MAY 29, 2012)

THIS IS AN IMPORTANT MESSAGE TO UNITHOLDERS OF VANGUARD NATURAL RESOURCES, LLC.  THE ANNUAL MEETING OF UNITHOLDERS OF VANGUARD NATURAL RESOURCES, LLC WAS HELD ON MAY 18, 2012.

THE MEETING WAS ADJOURNED UNTIL JUNE 15, 2012, IN ORDER TO PROVIDE THE COMPANY WITH ADDITIONAL TIME TO SOLICIT PROXIES FROM ITS UNITHOLDERS ON PROPOSAL NUMBER THREE, TO APPROVE THE FIRST AMENDENT TO THE VANGUARD NATURAL RESOURCES, LLC LONG-TERM INCENTIVE PLAN IN ACCORDANCE WITH NEW YORK STOCK EXCHANGE LISTING RULES.

FOR YOUR CONVENIENCE, WE HAVE REMAILED THE PROXY VOTING MATERIAL TO YOU AND YOU SHOULD RECEIVE THE MATERIAL THIS WEEK WITH A REMINDER OF THE VOTING INSTRUCTIONS.  YOUR TIMELY VOTE IS IMPORTANT AND WILL SAVE THE COMPANY IN ADDITIONAL COSTS.

THE UNITHOLDERS VOTED AT THE MEETING TO APPROVE THE ELECTION OF DIRECTORS AND TO RATIFY THE SELECTION OF BDO USA, LLP TO SERVE AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

IF YOU HAVE NOT YET VOTED OR WISH TO CHANGE YOUR VOTE ON THE THIRD PROPOSAL FOUND IN THE PROXY, PLEASE VOTE BY MAIL OR THE INTERNET USING THE INSTRUCTIONS PROVIDED ON YOUR PROXY BALLOT.

YOU MAY ALSO CONTACT MORROW & COMPANY, LLC, AT 1.877.807.6385, MONDAY THROUGH FRIDAY, FROM 8AM TO 6PM, CENTRAL TIME, AND ONE OF OUR PROXY VOTING AGENTS WILL ASSIST YOU AND CAN TAKE YOUR VOTE BY PHONE.